Exhibit 99.(E)(3)

FIFTEENTH AMENDMENT TO

WISDOMTREE TRUST ETF DISTRIBUTION AGREEMENT

This fifteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between WisdomTree Trust (“Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of March 4, 2026 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend the Agreement to reflect an updated Fund list; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

WISDOMTREE TRUST	FORESIDE FUND SERVICES, LLC

By: /s/ Jonathan Steinberg	By: /s/ Teresa Cowan
Name: Jonathan Steinberg	Name: Teresa Cowan
Title: President	Title: President

ETF Distribution Agreement

EXHIBIT A

WisdomTree U.S. Efficient Core Fund

WisdomTree Private Credit and Alternative Income Fund (f/k/a WisdomTree Alternative Income Fund)

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree Equity Premium Income Fund

WisdomTree True Emerging Markets Fund (f/k/a WisdomTree Emerging Markets ex-China Fund)

WisdomTree Cloud Computing Fund

WisdomTree Cybersecurity Fund

WisdomTree Dynamic International Equity Fund

WisdomTree Dynamic International SmallCap Equity Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets Multifactor Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Enhanced Commodity Strategy Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe Opportunities Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Floating Rate Treasury Fund

WisdomTree U.S. Corporate Bond Fund

WisdomTree U.S. High Yield Corporate Bond Fund

WisdomTree U.S. Short-Term Corporate Bond Fund

WisdomTree Global ex-U.S. Quality Growth Fund (f/k/a WisdomTree Global ex-U.S. Quality Dividend Growth Fund)

WisdomTree New Economy Real Estate Fund

WisdomTree Global High Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Interest Rate Hedged High Yield Bond Fund

WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund

WisdomTree International AI Enhanced Value Fund

WisdomTree International Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree International High Dividend Fund

WisdomTree True Developed International Fund (f/k/a WisdomTree International LargeCap Dividend Fund)

WisdomTree International MidCap Dividend Fund

WisdomTree International Multifactor Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Opportunities Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree Mortgage Plus Bond Fund

WisdomTree U.S. AI Enhanced Value Fund

WisdomTree U.S. High Dividend Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. LargeCap Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. MidCap Fund

WisdomTree U.S. Multifactor Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. Value Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree U.S. SmallCap Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree U.S. Total Dividend Fund

WisdomTree Yield Enhanced U.S. Aggregate Bond Fund

WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund

WisdomTree International Efficient Core Fund

WisdomTree Emerging Markets Efficient Core Fund

WisdomTree BioRevolution Fund

WisdomTree Target Range Fund

WisdomTree Artificial Intelligence and Innovation Fund

WisdomTree Efficient Gold Plus Gold Miners Strategy Fund

WisdomTree Efficient Gold Plus Equity Strategy Fund

WisdomTree Emerging Markets Fund

WisdomTree U.S. Quality Growth Fund

WisdomTree Voya Yield Enhanced USD Universal Bond Fund

WisdomTree Bianco Total Return Fund

WisdomTree U.S. MidCap Quality Growth Fund

WisdomTree U.S. SmallCap Quality Growth Fund

WisdomTree 1-3 Year Laddered Treasury Fund

WisdomTree 7-10 Year Laddered Treasury Fund

WisdomTree India Hedged Equity Fund

WisdomTree Laddered Municipal Fund

WisdomTree High Income Laddered Municipal Fund

WisdomTree Inflation Plus Fund

WisdomTree GeoAlpha Opportunities Fund

WisdomTree Asia Defense Fund

WisdomTree Europe Defense Fund

WisdomTree Global Defense Fund

WisdomTree Efficient TIPS Plus Gold Fund

WisdomTree Quantum Computing Fund

WisdomTree Efficient Long/Short U.S. Equity Fund

WisdomTree Efficient U.S. Plus International Equity Fund

WisdomTree U.S. Adaptive Moving Average Fund

WisdomTree International Adaptive Moving Average Fund